SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 16, 2002
(Date of Earliest Event Reported)

Western Silver-Lead Corporation
(Exact Name of Registrant as Specified in its Charter)

Idaho	1-3477	82-0190257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 469, Wallace, Idaho		83873
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (208)-752-1131

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

See Item 5 "Other Events and Regulation FD Disclosure" below.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The Company in this current report discloses information, that the Company deems of importance to its security holders. The Company discloses under this item information required to be disclosed by Regulation FD.

On July 31, 2002, a Special Meeting of Shareholders was called by notice pursuant to a definitive proxy statement mailed to shareholders on June 27, 2002. At June 20, 2002, the record date for the meeting, there were 1,200,000 Class A shares of non-assessable common stock and 2,400,000 Class B shares of assessable common stock issued and outstanding. As a result of a lack of quorum at the Special Meeting convened on July 31, 2002, and in accordance with the Idaho Statutes, motion was made to the District Court, First Judiciary District, Shoshone County,  Idaho, to order a reconvened Special Meeting and directing that at the reconvened Special Meeting  (1) the shares represented in person and by proxy constitute a quorum for action on all matters to be voted upon at the meeting and (2) the affirmative vote of a majority of shares represented at the meeting in person or by proxy shall be required to approve each proposal to be voted upon at the meeting. A copy of the Court Order dated August 6, 2002 is attached as a exhibit 99 to this current report. On August 16, 2002, at the reconvened Special Meeting of Shareholders, H. James Magnuson, the Company's president and a director, served as chairman of the Meeting, which was held at the Wallace Inn, 100 Front Street, Wallace, Idaho. The following proposals were voted upon together with the votes cast at the Special Meeting:

Proposal I: To ratify the election of Thomas J. Craft, Jr., Richard Rubin and Ivo Heiden to our board of directors to serve for the ensuing year or until their successors are duly elected and qualified. All of the nominees were not members of the Board of Directors of the Company.

VOTES CAST	Class A Stock Present and Voting			Class B Stock
Proposal I	For	Against	Abstain	For	Against	Abstain
Thomas J. Craft, Jr.	241,207 (99.47%)	4,974 (0.41%)	1,500 (0.12%)	473,656 (99.43%)	1,700 (0.07%)	3,500 (0.5%)
Richard Rubin	235,207 (98.97%)	4,974 (0.41%)	7,500 (0.62%)	473,656 (99.43%)	1,700 (0.07%)	3,500 (0.5%)
Ivo Heiden	241,207 (99.47%)	4,974 (0.41%)	1,500 (0.12%)	473,656 (99.43%)	1,700 (0.07%)	3,500 (0.5%)

Proposal II: To amend the Company's Articles of Incorporation as follows:
(i) to change the par value of the Class A Non-Assessable Common Stock and the Class B Assessable Common Stock from $.05 per share to $.001 per share;
(ii)  to increase the number of authorized shares of Class A Common Stock from 1,200,000 shares to 4,000,000 shares; and
(iii) to increase the number of authorized shares of Class B Common Stock from 2,400,000 shares to 4,000,000 shares.

VOTES CAST	Class A Stock			Class B Stock
Proposal II	For	Against	Abstain	For	Against	Abstain
(i)	228,157 (98.37%)	12,024 (1.00%)	7,500 (0.63%)	484,756 (98.58%)	19,500 (0.81%)	14,500 (0.61%)
(ii)	209,157 (96.79%)	15,024 (1.25%)	23,500 (1.96%)	-	-	-
(iii)	-	-	-	450,256 (98.82%)	15,000 (0.62%)	13,500 (0.56%)

Proposal III: To change the Company's domicile of incorporation from the State of Idaho to the State of Florida through a merger with its wholly-owned subsidiary, Western SVL Corp., a Florida corporation.

VOTES CAST	Class A Stock			Class B Stock
	For	Against	Abstain	For	Against	Abstain
Proposal III	237,907 (98.85%)	8,774 (0.07%)	1,000 (0.08%)	462,306 (99.32%)	8,000 (0.33%)	8,500 (0.35%)

Proposal IV: To ratify and approve the Asset Purchase Agreement dated as of November 1, 2001 between the Company, Western SVL, WSL, LLC, an Idaho limited liability corporation and Harry F. Magnuson, on the one hand, and Kykuit Corporation, a Florida corporation on the other hand.

VOTES CAST	Class A Stock			Class B Stock
	For	Against	Abstain	For	Against	Abstain
Proposal III	233,407 (99.45%)	8,474 (0.07%)	5,800 (0.48%)	461,256 (99.27%)	6,000 (0.25%)	11,500 (0.48%)

Proposal V: To ratify the appointment of DeCoria, Maichel & Teague, a Professional Services corporation, as  the Company's independent accountants, to conduct the audit of the Company's financial statements for the fiscal year ended September 30, 2001 and such other periods as the Board of Directors may determine.

VOTES CAST	Class A Stock			Class B Stock
	For	Against	Abstain	For	Against	Abstain
Proposal III	241,207 (99.47%)	5,474 (0.45%)	1,000 (0.08%)	470,566 (99.66%)	700 (0.03%)	7,500 (0.31%)

Each of the above proposals were approved by the vote of shareholders at the Special Meeting and Messrs. Craft, Rubin and Heiden were elected as directors of the Company.

Item 5. OTHER INFORMATION

Not applicable.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Description of Exhibit	Page
99(i) 1 Order for Court Ordered Shareholder Meeting	5
20 Definitive Proxy Statement on Schedule 14A (filed with the SEC on May 22, 2002)	-

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Silver-Lead Corporation
By: /s/ H. James Magnuson.
President and Chairman of the Board
Date: November 1, 2002